Exhibit 99

Joint Filer Information

The following joint filer has designated Chenghe Investment Co. as the “Designated Filer” for purposes of the attached Form 3:

Qi Li

38 Beach Road #29-11

South Beach Tower

Singapore

Date of Event Requiring Statement: April 27, 2022

Issuer Name and Ticker or Trading Symbol: Chenghe Acquisition Co. [CHEA]

Date: May 6, 2022

Qi Li

By:	/s/ Qi Li